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                                                                    EXHIBIT 23.4


                       CASTILLO & POBLADOR LAW OFFICES

5th Floor Montepino Building, 138 Amorsolo St., Legaspi Village, Makati City,
                                 Philippines
              Tel. Nos. 812-5767 to 70 - Fax No. (632) 812-5791
                      E-mail Address: czplaw@info.com.ph


Bellaflor Angara - Castillo
Napoleon J. Poblador
Raul T. Vasquez
Manuel Joseph R. Bretana III
Aissa V. Encarnacion

Simonette E. Sibal-Pulido
Consuelo Maria M. Zamora

Teodoro V. Angel
Jorge Alfonso C. Melo
Brigida Concepcion H. Romualdez


                                 6 March 2001


        We hereby consent to the reference to us in Nextel International, Inc.'s prospectus under the caption "BUSINESS -- Operating Companies -- Philippines."


                                                CASTILLO & POBLADOR

                                                By: /s/ NAPOLEON J. POBLADOR
                                                        NAPOLEON J. POBLADOR
                                                           Managing Partner